UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2023

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices, including zip code)
(407) 333-9911
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.001 par value per share	FARO	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by FARO Technologies, Inc. (the “Company”), Mr. Wasserman was appointed as the Company’s Executive Chairman on May 3, 2023, and in such role has been instrumental in leading the executive search and hiring of Peter J. Lau as the Company’s new President & Chief Executive Officer. At the request of the Company’s Board of Directors (the “Board”), Mr. Wasserman has agreed to continue as Executive Chairman through April 2024 to provide additional transitional assistance to Mr. Lau and the Company. The Company’s Talent Development and Compensation Committee, with guidance from its independent compensation consultant, recommended to the Board, and the Board subsequently approved, additional compensation for such services with a total value of $1,500,000 consisting of (a) $100,000 in cash and $500,000 in restricted stock units (“RSUs”) to be paid and issued, respectively on July 25, 2023, (b) $100,000 in cash and $400,000 in RSUs to be paid and issued, respectively on November 1, 2023 and (c) $100,000 in cash and $300,000 in RSUs to be paid and issued, respectively on February 1, 2024 pursuant to its 2022 Equity Incentive Plan. For Mr. Wasserman to receive or be granted ongoing cash and RSUs awards, respectively, Mr. Wasserman must continue to serve in his role as Executive Chairman. The RSUs will vest on the first anniversary of the respective grant dates, subject to Mr. Wasserman’s continued service to the Company.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about the Company’s expectations regarding its timing, plans and agreements with certain of its directors and executive officers. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “will,” “expect” and “shall” or words of similar meaning or discussions of the Company’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to the changes in the planned transition to the new President & Chief Executive Officer, and any unexpected developments in the transition.

Forward-looking statements in this Current Report on Form 8-K represent the Company’s judgment as of the date hereof. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

The following exhibits are furnished with this Current Report on Form 8-K:
EXHIBIT INDEX

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

July 26, 2023	/s/ Allen Muhich
	By:	Allen Muhich
	Its:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)